Exhibit 99.2

                         PRO FORMA FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared giving effect to the purchase of property at 20225 North Scottsdale Road, Scottsdale, Arizona for a purchase price of $25,484,000, financed with three separate notes payable for an aggregate loan total of $24,300,000. The purchase has been accounted for using the purchase method of accounting. The cost of the acquisition is allocated as follows:

          Building                                         $21,339,000
          Land                                             $ 3,805,000
          Deferred Loan Fee                                $   340,000
                                                           -----------
                                                           $25,484,000
                                                           ===========

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002 gives effect to the purchase as if it had been consummated on September 30, 2002. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 give effect to the purchase as if it had been consummated on January 1, 2001.

The Unaudited Pro Forma Condensed Consolidated Financial Information is based upon the historical financial statements of Stratford American Corporation after giving effect to pro forma adjustments described in the accompanying notes.

The Unaudited Pro Forma Condensed Consolidated Financial Information does not purport to represent what the results of operations of Stratford American Corporation would actually have been if the purchase described above had in fact occurred at the beginning of 2001, or any other date, or to project the net income (loss) of Stratford American Corporation for any future period. The adjustments are based on currently available information and certain estimates and assumptions, however, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the acquisition and that the pro forma adjustments give effect to those assumptions and are properly applied in the pro forma financial information. The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the respective consolidated financial statements and notes thereto included in the Company's Annual Reports on Form 10-K for the year ended December, 31, 2001.

                         STRATFORD AMERICAN CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENT OF OPERATIONS - UNAUDITED
                          Year Ended December 31, 2001


                                              Stratford          Pro Forma            Pro Forma
                                               American         Adjustments          Consolidated
                                             ------------       ------------         ------------
Revenues:
  Oil and gas revenue                        $    293,000                            $    293,000
  Rental revenue                                                   2,096,000   (a)      2,096,000
  Interest and other income                        67,000                                  67,000
                                             ------------       ------------         ------------

Total revenues                                    360,000          2,096,000            2,456,000
                                             ------------       ------------         ------------

Expenses:
  General and administrative                      396,000                                 396,000
  Depreciation, depletion and amortization        144,000            534,000   (b)        678,000
  Oil and gas operations                          155,000                                 155,000
  Interest                                         42,000          1,525,000   (c)      1,567,000
  Minority interest                                                   (1,000)  (d)         (1,000)
                                             ------------       ------------         ------------

Total expenses                                    737,000          2,058,000            2,795,000
                                             ------------       ------------         ------------

Net income (loss)                            $   (377,000)      $     38,000         $   (339,000)
                                             ============       ============         ============

Basic and diluted
Net loss per common share                    $       (.05)                           $       (.03)
                                             ============                            ============

Pro Forma shares used in
basic and diluted calculation                   6,878,105          3,200,000   (e)     10,078,105
                                             ============       ============         ============

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                         STRATFORD AMERICAN CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENT OF OPERATIONS - UNAUDITED
                      Nine Months Ended September 30, 2002


                                              Stratford          Pro Forma           Pro Forma
                                               American         Adjustments         Consolidated
                                             ------------       ------------        ------------
Revenues:
  Oil and gas revenue                        $    397,000                          $    397,000
  Rental revenue                                                   1,572,000  (a)      1,572,000
  Interest and other income                        43,000                                 43,000
                                             ------------       ------------        ------------

Total revenues                                    440,000          1,572,000           2,012,000
                                             ------------       ------------        ------------

Expenses:
  General and administrative                      328,000                                328,000
  Depreciation, depletion and amortization        186,000            400,000  (b)        586,000
  Oil and gas operations                          135,000                                135,000
  Interest                                         43,000          1,125,000  (c)      1,168,000
  Minority interest                                                    3,000  (d)          3,000
                                             ------------       ------------        ------------

Total expenses                                    692,000          1,528,000           2,220,000
                                             ------------       ------------        ------------

Net income (loss)                            $   (252,000)      $     44,000        $   (208,000)
                                             ============       ============        ============

Basic and diluted
Net loss per common share                    $       (.04)                          $       (.02)
                                             ============                           ============

Pro Forma shares used in
Basic and diluted calculation                   6,878,105          3,200,000  (e)     10,078,105
                                             ============       ============        ============

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                         STRATFORD AMERICAN CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                            BALANCE SHEET - UNAUDITED
                               September 30, 2002


                                                   Stratford          Pro Forma            Pro Forma
                                                    American         Adjustments         Consolidated
                                                  ------------      ------------         ------------
ASSETS
Cash and cash equivalents                         $     95,000                           $     95,000
Receivables:
  Oil and gas                                          122,000                                122,000
  Mortgage                                              34,000                                 34,000
  Related Party                                          2,000                                  2,000
Investment in LLC                                      546,000                                546,000
Building                                                              21,339,000   (f)     21,339,000
Land                                                                   3,805,000   (f)      3,805,000
Oil and gas interests, net                           1,457,000                              1,457,000
Deposits                                               650,000          (450,000)  (g)        200,000
Loan fee                                                                 340,000   (h)        340,000
Other assets                                           147,000                                147,000
                                                  ------------      ------------         ------------

      Total assets                                $  3,053,000      $ 25,034,000         $ 28,087,000
                                                  ============      ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                        95,000             7,000   (i)        102,000
Notes payable and other debt                            34,000        22,500,000   (i)     22,534,000
Related party notes payable                          1,303,000         1,600,000   (i)      2,903,000
Accrued liabilities                                     40,000                                 40,000
Minority interest                                                        187,000   (d)        187,000
Net shareholders' equity                             1,581,000           740,000   (e)      2,321,000
                                                  ------------      ------------         ------------

      Total liabilities and shareholders equity   $  3,053,000      $ 25,034,000         $ 28,087,000
                                                  ============      ============         ============

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                 STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


A. Represents property rental revenue. The tenant lease is a bondable, triple net lease with a term of twenty-two years. Tenant pays a monthly rental amount of $174,700.

B.   Represents   straight-line   depreciation   of  total   building  costs  of
     $21,339,000 over a forty-year period of time.

C. Represents interest of $1,168,000 for the year ended December 31, 2001, and interest of $858,000 for the period ended September 30, 2002, on a $20,000,000 note at 5.9% interest, amortized over a twenty-two year period of time; interest on a $2,500,000 note at 6% interest; and interest on a $1,800,000 note at 10% interest. It also includes amortization of a loan fee of $100,000, amortized straight-line, over twenty-two years, a loan guarantee fee of $214,000 amortized, straight-line, over twenty-two years and a loan guarantee fee of $26,000 amortized, straight-line, over two years.

D. Adjustment to reflect the 20% minority interest in the operations of the new LLC.

E. Represents 2,000,000 shares of the Company's common stock issued to other investors of the Company, valued at $.25 per share, as negotiated between management of the Company and the other investors prior to closing, in exchange for $500,000 and 1,200,000 shares issued to a major shareholder of the Company, valued at $.20 per share on December 11, 2002, in exchange for its agreement to guarantee payment of non-recourse exceptions or carve outs on the first mortgage, the guaranty of 50% of a $2.5 million bank loan, the assignment of all its interests in finding and negotiating the purchase of the Property, and the mortgage loan and other financing involved.

F. Reflects the allocation of the purchase price including related closing costs.

G. Escrow deposit, made by Stratford American Corporation, credited at closing.

H. The Company issued 1,200,000 shares of common stock, at closing, to a major shareholder of the Company for its agreement to guarantee payment of non-recourse exceptions or carve outs on the first mortgage, the guaranty of 50% of a $2.5 million bank loan, the assignment of all its interests in finding and negotiating the purchase of the Property, and the mortgage loan and other financing involved. The fair value of the Company's common shares on the date of issuance was $.20 per share for a total loan guarantee fee of $240,000. The Company also paid a loan fee of $100,000, which represents .05% of the $20,000,000 loan.

I.   Liabilities and notes payable consist of the following:

     Liabilities assumed                                           $      7,000

     Note payable to Allianz Life Ins. Company,
          with a termination date of November 15, 2024,
          interest at 5.9%, principal and interest due
          monthly                                                    20,000,000

     Note payable to Woodforest National Bank, with a
          termination date of December 11, 2004,
          interest at 6%, interest only, due monthly                  2,500,000

     Note payable to Southwest Holdings LTD, with a
          termination date of December 2, 2004,
          interest at 10%, interest only, due monthly                 1,800,000

     Principal  payment  on  related  party  note  of  $400,000 advanced on  September  30, 2002.  The proceeds  were
          used to make escrow deposits prior to the purchase of
          the Property.  A deposit of $200,000 is being held by
          Allianz Life Ins. Company pending final inspection of
          the  construction  on March 31,  2003.  When  Allianz
          refunds the $200,000 deposit it will be used to
          repay this related party note in full.  See Note G.          (200,000)